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                                                                EXHIBIT 11.a.




                [SUTHERLAND, ASBILL & BRENNAN LETTERHEAD]



                                             February 26, 1996



Market Street Fund, Inc.
1600 Market Street
Philadelphia, PA 19103

Gentlemen:

           We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 13 to Form N-1A for Market Street Fund, Inc. (File No. 2-98755). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                              Sincerely,

                                              SUTHERLAND, ASBILL & BRENNAN



                                              By:  /s/ Kimberly J. Smith
                                                 _________________________
                                                 Kimberly J. Smith, Esq.



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